As filed with the Securities and Exchange Commission on November 3, 1998
                                                          Registration No. 33-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                                PITNEY BOWES INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                                                  06-0495050
(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               World Headquarters,
                             Stamford, CT 06926-0700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

              THE PITNEY BOWES AMENDED AND RESTATED 1991 STOCK PLAN
                            (Full Title of the Plan)


                          -----------------------------
                                  Sara E. Moss,
                       Vice President and General Counsel
                                Pitney Bowes Inc.
                               World Headquarters
                             Stamford, CT 06926-0700
                                 (203) 356-5000
                          -----------------------------

       (Name, address, including zip code, and telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
---------------------------- ----------- ----------- ------------- -------------
         Title of               Amount     Proposed   Proposed       Amount of
Securities to be Registered     to be      Maximum     Maximum      Registration
                             Registered    Offering   Aggregate         Fee
                                 (2)        Price      Offering
                                          Per Share    Price (3)
---------------------------- ----------- ----------- ------------- -------------
Common Stock,
  $1.00 par value(1)...       18,000,000   $53.3125   $959,625,000   $266,775.75
---------------------------- ----------- ----------- ------------- -------------
---------------------------- ----------- ----------- ------------- -------------


(1)  Includes one attached Preference Share Purchase Right.
(2) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.
(3) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for Pitney Bowes Inc. common stock on the New York Stock Exchange on October 28, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have heretofore been filed by Pitney Bowes Inc. (the "Registrant") (Commission File No. 1-3579) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and the Registrant's Current Report on Form 8-K filed September 25, 1998; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10, as revised by Form 8A filed February 16, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock offered hereby has been passed upon for the Registrant by Sara E. Moss, Vice President and General Counsel of the Registrant. Sara E. Moss owns, and has options to purchase, Common Stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

     Article Eleventh of the Registrant's Restated Certificate of Incorporation (the "Certificate") contains certain indemnification and insurance provisions adopted pursuant to authority contained in Section 145 of the DGCL. The Registrant's Certificate provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as otherwise provided in the Certificate, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Registrant. The right to indemnification conferred in the Certificate is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expense incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Certificate or otherwise.

     The Registrant's Certificate further provides that the Registrant may purchase and maintain insurance at its expense to protect itself and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of the Certificate, provided that such insurance is available on acceptable terms, which determination shall be made by the Board of Directors.

ITEM 8. EXHIBITS.


 Exhibit
 Number                      Description of Exhibit
--------- ----------------------------------------------------------------------
   5 Opinion of Sara E. Moss as to legality of the Common Stock being registered

  23(a)   Consent of PricewaterhouseCoopers LLP

  23(b) Consent of Sara E. Moss (included in Opinion filed as Exhibit 5 hereto)

   99 The Pitney Bowes Amended and Restated 1991 Stock Plan (incorporated herein by reference to Annex 1 to the Registrant's Proxy Statement dated April 3, 1998, filed by the Registrant with the Commission on March 31, 1998, pursuant to Rule 14a-6(b) of the Exchange Act).


ITEM 9. UNDERTAKINGS.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and State of Connecticut, on this 3rd day of November, 1998.

                                                          PITNEY BOWES INC.



                                     By:  /s/ Michael J. Critelli
                                          --------------------------------------
                                          Michael J. Critelli
                                          (Chairman and Chief Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                           Date

/s/ Michael J. Critelli
--------------------------
Michael J. Critelli         Chairman and Chief Executive        November 3, 1998
                            Officer-Director


/s/ Murray L. Reichenstein
--------------------------
Murray L. Reichenstein      Vice President and Chief            November 3, 1998
                            Financial Officer (principal
                            financial officer)

/s/ Arlen F. Henock
--------------------------
Arlen F. Henock             Vice President-Controller and       November 3, 1998
                            Chief Tax Counsel (principal
                            accounting officer)


/s/ Linda G. Alvarado
--------------------------
Linda G. Alvarado           Director                            November 3, 1998


/s/ Marc C. Breslawsky
--------------------------
Marc C. Breslawsky          Director                            November 3, 1998


/s/ William E. Butler
--------------------------
William E. Butler           Director                            November 3, 1998


/s/ Colin G. Campbell
--------------------------
Colin G. Campbell           Director                            November 3, 1998

/s/ Ernie Green
--------------------------
Ernie Green                 Director                            November 3, 1998


/s/ Charles E. Hugel
--------------------------
Charles E. Hugel            Director                            November 3, 1998


/s/ James H. Keyes
--------------------------
James H. Keyes              Director                            November 3, 1998


/s/ Michael I. Roth
--------------------------
Michael I. Roth             Director                            November 3, 1998


/s/ Phyllis Shapiro Sewell
--------------------------
Phyllis Shapiro Sewell      Director                            November 3, 1998

                                  EXHIBIT INDEX



 Exhibit
 Number                      Description of Exhibit
--------- ----------------------------------------------------------------------
   5 Opinion of Sara E. Moss as to legality of the Common Stock being registered

  23(a)   Consent of PricewaterhouseCoopers LLP

  23(b) Consent of Sara E. Moss (included in Opinion filed as Exhibit 5 hereto)

   99 The Pitney Bowes Amended and Restated 1991 Stock Plan (incorporated herein by reference to Annex 1 to the Registrant's Proxy Statement dated April 3, 1998, filed by the Registrant with the Commission on March 31, 1998, pursuant to Rule 14a-6(b) of the Exchange Act).